UNITED STATE S
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 6, 2013

ARTEMIS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-54678	46-0678065
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

Attn: Robert Nash , President and Vice Chairman
8666 Gaskin Rd.
Baldwinsville, NY 29464
(Address of principal executive offices)

(315) 652-2274
 (Registrant’s telephone number, including area code)

 (Former Name of Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report includes certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations, support systems, changes in regulatory requirements and other statements contained in this report regarding matters that are not historical facts. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and other similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. There can be no assurance that: (i) we have correctly measured or identified all of the factors affecting us or the extent of their likely impact; (ii) the publicly available information with respect to these factors on which our analysis is based is complete or accurate; (iii) our analysis is correct; or (iv) our strategy, which is based in part on this analysis, will be successful. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 6, 2013, the Company terminated its employment contract with Dean Porter, its former President.   As this was a five year employment contract, and Mr. Porter was to receive salary and shares of the Company’s common stock under his contract, there may be material  early termination penalties.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)   On June 6, 2013, shareholders holding a majority of the Company’s voting power removed Dean Porter. as a Director of the Company.  Thereafter, the Company’s Board of Directors removed Mr. Porter as President.  The removal of Mr. Porter as a Director and President was the result of a disagreement with the Company on a matter relating to the Company’s operations, policies or practices.   Specifically, certain shareholders of the Company’s partially owned subsidiary Artemis Energy Holdings, Inc  (“AEH”) have demanded rescission of the merger transaction under which the Company acquired control of AEH.  Mr. Porter favored negotiations with these shareholders; however, shareholders holding a majority of the Company’s voting power did not favor rescission.

(b)   On June 7, 2013,  Peter Iodice resigned as Director and Vice Chairman of the Company.   Mr. Iodice’s resignation was not the result of a disagreement with the Company on a matter relating to the Company’s operations, policies or practices.

(c)   On June 7, the Company’s Board of Directors elected Angelina Kornstadt to the position of Director and Vice Chairperson.  Ms. Kornstadt is a member of the Hilton Head, SC Chamber of Commerce and has been the Operations Manager for Travel Center Partners, Inc. since 2009.  TCP is owned by Artemis Energy Holdings, Inc., which is controlled by the Company.  Ms. Kornstadt has a Master’s Degree in Business Administration from the University of Scranton, PA, and a Bachelor of Business Administration from  Piedmont.  She has received certification for franchisee approval with Dairy Queen/Orange Julius/GrillNChill; Ms. Kornstadt was selected as a Director for her experience and expertise in the Company’s core line of business.  Since the beginning of the last fiscal year Ms. Kornstadt has had no transactions with the Company in excess of $120,000.

(d)   On June 7, 2013, the Company’s Board of Directors elected Robert Nash to the additional positions of President and Vice Chairman.  Following the events reported on this Form 8-K,  the Company’s Board is comprised of two Directors, Robert Nash and Angelina Kornstadt.  The Company now has two executive officers:  Robert Nash, who is  Vice Chairman, President, Secretary and Treasurer, and Angelina Kornstadt, who is Vice Chairman.

ITEM 8.01   OTHER EVENTS

Effective June 6, 2013, the Company’s executive offices and mailing address are: 8666 Gaskin Rd., Baldwinsville, NY 13027.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artemis Acquisition Corporation

Date: June 7, 2013	By:	/S/ Robert Nash
	Name:	Robert Nash
	Title:	Senior Vice President and Secretary